Exhibit 99.1

Press Release

October 26, 2023

FOR IMMEDIATE RELEASE
For more information contact:
Jane Funk, Executive Vice President, Treasurer and Chief Financial Officer (515) 222-5766

WEST BANCORPORATION, INC. ANNOUNCES THIRD QUARTER 2023 FINANCIAL RESULTS AND DECLARES QUARTERLY DIVIDEND

West Des Moines, IA - West Bancorporation, Inc. (Nasdaq: WTBA; the “Company”), parent company of West Bank, today reported third quarter 2023 net income of $5.9 million, or $0.35 per diluted common share, compared to second quarter 2023 net income of $5.9 million, or $0.35 per diluted common share, and third quarter 2022 net income of $11.6 million, or $0.69 per diluted common share. On October 25, 2023, the Company’s Board of Directors declared a regular quarterly dividend of $0.25 per common share. The dividend is payable on November 22, 2023, to stockholders of record on November 8, 2023.

David Nelson, President and Chief Executive Officer of the Company, commented, “West Bank and the banking industry are healthy and strong. While West Bank’s earnings have been negatively impacted by the unprecedented size and pace of the Federal Reserve’s interest rate increases over the last 18 months, we remain committed to delivering high quality services and products, building strong relationships and delivering long-term shareholder value.”

David Nelson added, “Our capital position is strong and our credit quality continues to be pristine. West Bank had no loans past due more than 30 days and only one nonaccrual loan at the end of the third quarter. Our credit risk management team remains focused on the economic uncertainties that are ahead and the volatile interest rate environment.”

Third Quarter 2023 Financial Highlights

	Quarter Ended September 30, 2023	Nine Months Ended September 30, 2023
Net income (in thousands)	$5,906	$19,612
Return on average equity	10.89%	12.22%
Return on average assets	0.64%	0.72%
Efficiency ratio (a non-GAAP measure)	60.83%	59.52%
Nonperforming assets to total assets	0.01%	0.01%

Third Quarter 2023 Compared to Second Quarter 2023 Overview

•Loans increased $42.7 million in the third quarter of 2023, or 6.1 percent annualized.

•A provision for credit losses of $200 thousand was recorded in the third quarter of 2023, compared to no provision in the second quarter of 2023. The provision in the third quarter of 2023 was directly associated with loan growth.

•The allowance for credit losses to total loans was 0.99 percent at September 30, 2023, compared to 1.00 percent at June 30, 2023. Nonaccrual loans at September 30, 2023 consisted of one loan with a balance of $303 thousand, in comparison to one loan with a balance of $309 thousand at June 30, 2023.

•Loan swap fees of $431 thousand were recorded in the third quarter of 2023, compared to none in the second quarter of 2023.

•Deposits decreased $80.8 million, or 2.8 percent, in the third quarter of 2023. Brokered deposits totaled $237.0 million at September 30, 2023, compared to $230.7 million at June 30, 2023, an increase of $6.3 million. Excluding brokered deposits, deposits decreased $87.1 million, or 3.3 percent, during the third quarter of 2023. The decline in deposits was primarily attributable to customers using their own liquidity to fund business transactions, instead of incurring debt, and customers seeking higher yielding investment options. As of September 30, 2023, estimated uninsured deposits, which excludes deposits in the IntraFi® reciprocal network, brokered deposits and public funds protected by state programs, were approximately 28.0 percent of total deposits.

•Borrowed funds increased to $705.1 million at September 30, 2023, compared to $593.9 million at June 30, 2023. The increase included $77.4 million in federal funds purchased and other short-term borrowings and $35.0 million in Federal Home Loan Bank (FHLB) one-month rolling advances hedged with long-term interest rate swaps.
•The efficiency ratio (a non-GAAP measure) was 60.83 percent for the third quarter of 2023, compared to 62.83 percent for the second quarter of 2023. The decrease in the efficiency ratio was primarily due to the increase in noninterest income and decrease in noninterest expense, partially offset by the decrease in net interest income.
•Net interest margin, on a fully tax-equivalent basis (a non-GAAP measure), was 1.91 percent for the third quarter of 2023, compared to 2.02 percent for the second quarter of 2023. Net interest income for the third quarter of 2023 was $16.6 million, compared to $17.3 million for the second quarter of 2023. The rising cost of deposits and borrowed funds and the change in mix of funding has increased interest expense faster than the increase in interest income from loan repricing and loan originations.
•The tangible common equity ratio was 5.51 percent at September 30, 2023, compared to 5.90 percent at June 30, 2023. The decline is attributable to the increase in accumulated other comprehensive loss, primarily driven by the negative effect that rising interest rates have had on the unrealized market value adjustment of our available for sale investment portfolio.

Third Quarter 2023 Compared to Third Quarter 2022 Overview

•Loans increased $235.6 million at September 30, 2023, or 9.0 percent, compared to September 30, 2022.
•Deposits decreased $67.3 million at September 30, 2023, compared to September 30, 2022. Included in deposits were brokered deposits totaling $237.0 million at September 30, 2023, compared to $258.1 million at September 30, 2022. Excluding brokered deposits, deposits decreased $46.2 million, or 1.8 percent as of September 30, 2023 compared to September 30, 2022. The remaining decline in deposits was primarily attributable to customers using their own liquidity to fund business transactions, instead of incurring debt, and customers seeking higher yielding investment options.
•Borrowed funds increased to $705.1 million at September 30, 2023, compared to $460.3 million at September 30, 2022. The increase included $190.0 million in FHLB one-month rolling advances hedged with long-term interest rate swaps and $57.0 million in federal funds purchased and other short-term borrowings.
•The efficiency ratio (a non-GAAP measure) was 60.83 percent for the third quarter of 2023, compared to 43.16 percent for the third quarter of 2022. Tax-equivalent net interest income decreased in the third quarter of 2023 compared to the third quarter of 2022, primarily due to the increased cost of deposits and borrowed funds. Additionally, noninterest expense increased and noninterest income decreased.
•Net interest margin, on a fully tax-equivalent basis (a non-GAAP measure), was 1.91 percent for the third quarter of 2023, compared to 2.78 percent for the third quarter of 2022. Net interest income for the third quarter of 2023 was $16.6 million, compared to $23.0 million for the third quarter of 2022. In 2022 and year-to-date in 2023, the rising cost of deposits and borrowed funds and the change in mix of funding increased interest expense faster than the increase in interest income from loan repricing and loan originations.

The Company filed its report on Form 10-Q with the Securities and Exchange Commission today. Please refer to that document for a more in-depth discussion of the Company’s financial results. The Form 10-Q is available on the Investor Relations section of West Bank’s website at www.westbankstrong.com.

The Company will discuss its results in a conference call scheduled for 2:00 p.m. Central Time on Thursday, October 26, 2023. The telephone number for the conference call is 888-300-4030. The access code for the conference call is 3218904. A recording of the call will be available until November 10, 2023, by dialing 800-770-2030.

About West Bancorporation, Inc. (Nasdaq: WTBA)

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving customers since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for small- to medium-sized businesses and consumers. West Bank has six offices in the Des Moines, Iowa metropolitan area, one office in Coralville, Iowa, and four offices in Minnesota in the cities of Rochester, Owatonna, Mankato and St. Cloud.

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “confident,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk, including the effects of recent and potential additional rate increases by the Federal Reserve; fluctuations in the values of the securities held in our investment portfolio, including as a result of changes in interest rates; competitive pressures, including from non-bank competitors such as “fintech” companies and digital asset service providers; pricing pressures on loans and deposits; our ability to successfully manage liquidity risk; changes in credit and other risks posed by the Company’s loan portfolio, including declines in commercial or residential real estate values or changes in the allowance for credit losses dictated by new market conditions, accounting standards (including as a result of the implementation of the current expected credit loss (CECL) accounting standard) or regulatory requirements; the concentration of large deposits from certain clients who have balances above current FDIC insurance limits; changes in local, national and international economic conditions, including rising rates of inflation and possible recession; the effects of recent developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time at Silicon Valley Bank, Signature Bank and First Republic Bank that resulted in the failure of those institutions; changes in legal and regulatory requirements, limitations and costs including in response to the recent failures of Silicon Valley Bank, Signature Bank and First Republic Bank; changes in customers’ acceptance of the Company’s products and services; the occurrence of fraudulent activity, breaches or failures of our information security controls or cyber-security related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools; unexpected outcomes of existing or new litigation involving the Company; the monetary, trade and other regulatory policies of the U.S. government; acts of war or terrorism, including the Israeli-Palestinian conflict and the Russian invasion of Ukraine, widespread disease or pandemics, such as the COVID-19 pandemic, or other adverse external events; risks related to climate change and the negative impact it may have on our customers and their businesses; changes to U.S. tax laws, regulations and guidance; talent and labor shortages; the new 1 percent excise tax on stock buybacks by publicly traded companies; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	As of
CONDENSED BALANCE SHEETS	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Assets
Cash and due from banks	$18,819	$29,776	$21,579	$24,896	$58,342
Interest-bearing deposits	1,802	1,968	901	1,643	1,049
Securities available for sale, at fair value	609,365	645,091	665,358	664,115	671,752
Federal Home Loan Bank stock, at cost	26,691	22,488	22,226	19,336	18,350
Loans	2,849,777	2,807,075	2,756,185	2,742,836	2,614,145
Allowance for credit losses	(28,147)	(27,938)	(27,941)	(25,473)	(25,418)
Loans, net	2,821,630	2,779,137	2,728,244	2,717,363	2,588,727
Premises and equipment, net	75,675	66,683	59,565	53,124	44,592
Bank-owned life insurance	43,589	43,328	44,830	44,573	44,318
Other assets	104,329	90,084	82,240	88,168	90,387
Total assets	$3,701,900	$3,678,555	$3,624,943	$3,613,218	$3,517,517

Liabilities and Stockholders’ Equity
Deposits	$2,755,529	$2,836,325	$2,798,393	$2,880,408	$2,822,847
Federal funds purchased and other short-term borrowings	261,510	184,150	229,290	200,000	204,500
Other borrowings	443,552	409,736	350,921	285,855	255,789
Other liabilities	37,376	31,218	29,347	35,843	35,617
Stockholders’ equity	203,933	217,126	216,992	211,112	198,764
Total liabilities and stockholders’ equity	$3,701,900	$3,678,555	$3,624,943	$3,613,218	$3,517,517

	For the Quarter Ended
AVERAGE BALANCES	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Assets	$3,679,541	$3,645,651	$3,617,458	$3,511,717	$3,475,894
Loans	2,813,213	2,783,463	2,745,381	2,649,671	2,579,862
Deposits	2,764,184	2,854,945	2,846,926	2,901,928	2,864,648
Stockholders’ equity	215,230	213,177	215,391	199,947	219,065

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	As of
LOANS	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Commercial	$529,293	$535,085	$520,894	$519,196	$526,336
Real estate:
Construction, land and land development	399,253	351,461	336,739	363,014	341,549
1-4 family residential first mortgages	89,713	80,998	75,223	75,211	69,991
Home equity	12,429	12,625	9,726	10,322	10,271
Commercial	1,812,816	1,820,718	1,810,158	1,771,940	1,661,907
Consumer and other	10,123	10,289	7,381	7,292	7,884
	2,853,627	2,811,176	2,760,121	2,746,975	2,617,938
Net unamortized fees and costs	(3,850)	(4,101)	(3,936)	(4,139)	(3,793)
Total loans	$2,849,777	$2,807,075	$2,756,185	$2,742,836	$2,614,145
Less allowance for credit losses	(28,147)	(27,938)	(27,941)	(25,473)	(25,418)
Net loans	$2,821,630	$2,779,137	$2,728,244	$2,717,363	$2,588,727

CREDIT QUALITY
Pass	$2,853,100	$2,810,640	$2,706,951	$2,692,334	$2,559,722
Watch	184	187	52,766	54,231	57,789
Substandard	343	349	404	410	427
Doubtful	—	—	—	—	—
Total loans	$2,853,627	$2,811,176	$2,760,121	$2,746,975	$2,617,938

DEPOSITS
Noninterest-bearing demand	$551,688	$568,029	$605,666	$693,563	$712,722
Interest-bearing demand	417,802	459,030	486,656	536,226	469,257
Savings and money market - non-brokered	1,249,309	1,302,468	1,202,756	1,125,202	1,170,214
Money market - brokered	99,282	114,142	92,524	112,752	82,480
Total nonmaturity deposits	2,318,081	2,443,669	2,387,602	2,467,743	2,434,673
Time - non-brokered	299,683	276,097	269,102	252,725	212,574
Time - brokered	137,765	116,559	141,689	159,940	175,600
Total time deposits	437,448	392,656	410,791	412,665	388,174
Total deposits	$2,755,529	$2,836,325	$2,798,393	$2,880,408	$2,822,847

BORROWINGS
Federal funds purchased and other short-term borrowings	$261,510	$184,150	$229,290	$200,000	$204,500
Subordinated notes, net	79,566	79,500	79,435	79,369	79,303
Federal Home Loan Bank advances	315,000	280,000	220,000	155,000	125,000
Long-term debt	48,986	50,236	51,486	51,486	51,486
Total borrowings	$705,062	$593,886	$580,211	$485,855	$460,289

STOCKHOLDERS’ EQUITY
Preferred stock	$—	$—	$—	$—	$—
Common stock	3,000	3,000	3,000	3,000	3,000
Additional paid-in capital	33,487	32,642	31,797	32,021	31,152
Retained earnings	271,025	269,301	267,620	267,562	262,776
Accumulated other comprehensive loss	(103,579)	(87,817)	(85,425)	(91,471)	(98,164)
Total Stockholders’ Equity	$203,933	$217,126	$216,992	$211,112	$198,764

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	For the Quarter Ended
CONSOLIDATED STATEMENTS OF INCOME	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Interest income:
Loans, including fees	$36,756	$35,011	$32,948	$30,859	$28,102
Securities:
Taxable	3,427	3,432	3,316	3,398	3,147
Tax-exempt	880	883	885	887	890
Interest-bearing deposits	29	25	30	24	30
Total interest income	41,092	39,351	37,179	35,168	32,169
Interest expense:
Deposits	17,156	16,277	13,339	11,043	6,289
Federal funds purchased and other short-term borrowings	3,165	2,264	2,079	952	655
Subordinated notes	1,113	1,109	1,106	1,119	1,106
Federal Home Loan Bank advances	2,329	1,621	1,262	755	649
Long-term debt	695	739	698	630	466
Total interest expense	24,458	22,010	18,484	14,499	9,165
Net interest income	16,634	17,341	18,695	20,669	23,004
Credit loss expense (benefit)	200	—	—	—	—
Net interest income after credit loss expense (benefit)	16,434	17,341	18,695	20,669	23,004
Noninterest income:
Service charges on deposit accounts	463	458	462	476	553
Debit card usage fees	495	511	486	492	498
Trust services	831	749	706	678	780
Increase in cash value of bank-owned life insurance	262	250	257	255	246
Gain from bank-owned life insurance	—	—	691	—	—
Loan swap fees	431	—	—	—	835
Other income	340	421	355	364	364
Total noninterest income	2,822	2,389	2,957	2,265	3,276
Noninterest expense:
Salaries and employee benefits	6,696	7,029	6,867	6,552	6,578
Occupancy and equipment	1,359	1,322	1,327	1,270	1,315
Data processing	703	729	635	673	644
Technology and software	573	579	513	518	651
FDIC insurance	439	420	416	243	127
Professional fees	254	287	250	205	250
Director fees	196	251	205	215	209
Other expenses	1,685	1,857	1,858	1,989	1,684
Total noninterest expense	11,905	12,474	12,071	11,665	11,458
Income before income taxes	7,351	7,256	9,581	11,269	14,822
Income taxes	1,445	1,394	1,737	2,323	3,220
Net income	$5,906	$5,862	$7,844	$8,946	$11,602

Basic earnings per common share	$0.35	$0.35	$0.47	$0.54	$0.70
Diluted earnings per common share	$0.35	$0.35	$0.47	$0.53	$0.69

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	For the Nine Months Ended
CONSOLIDATED STATEMENTS OF INCOME	September 30, 2023	September 30, 2022
Interest income:
Loans, including fees	$104,715	$76,236
Securities:
Taxable	10,175	9,126
Tax-exempt	2,648	2,640
Interest-bearing deposits	84	179
Total interest income	117,622	88,181
Interest expense:
Deposits	46,772	11,586
Federal funds purchased and other short-term borrowings	7,508	812
Subordinated notes	3,328	1,748
Federal Home Loan Bank advances	5,212	1,914
Long-term debt	2,132	1,050
Total interest expense	64,952	17,110
Net interest income	52,670	71,071
Credit loss expense (benefit)	200	(2,500)
Net interest income after credit loss expense (benefit)	52,470	73,571
Noninterest income:
Service charges on deposit accounts	1,383	1,718
Debit card usage fees	1,492	1,477
Trust services	2,286	2,031
Increase in cash value of bank-owned life insurance	769	709
Loan swap fees	431	835
Gain from bank-owned life insurance	691	—
Other income	1,116	1,173
Total noninterest income	8,168	7,943
Noninterest expense:
Salaries and employee benefits	20,592	19,286
Occupancy and equipment	4,008	3,643
Data processing	2,067	1,924
Technology and software	1,665	1,619
FDIC insurance	1,275	753
Professional fees	791	669
Director fees	652	599
Other expenses	5,400	4,893
Total noninterest expense	36,450	33,386
Income before income taxes	24,188	48,128
Income taxes	4,576	10,675
Net income	$19,612	$37,453

Basic earnings per common share	$1.17	$2.25
Diluted earnings per common share	$1.17	$2.23

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)

	As of and for the Quarter Ended					For the Nine Months Ended
COMMON SHARE DATA	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	September 30, 2023	September 30, 2022
Earnings per common share (basic)	$0.35	$0.35	$0.47	$0.54	$0.70	$1.17	$2.25
Earnings per common share (diluted)	0.35	0.35	0.47	0.53	0.69	1.17	2.23
Dividends per common share	0.25	0.25	0.25	0.25	0.25	0.75	0.75
Book value per common share(1)	12.19	12.98	12.98	12.69	11.94
Closing stock price	16.31	18.41	18.27	25.55	20.81
Market price/book value(2)	133.80%	141.83%	140.76%	201.34%	174.29%
Price earnings ratio(3)	11.75	13.11	9.56	11.93	7.49
Annualized dividend yield(4)	6.13%	5.43%	5.47%	3.91%	4.81%

REGULATORY CAPITAL RATIOS
Consolidated:
Total risk-based capital ratio	11.96%	12.15%	12.17%	12.08%	12.34%
Tier 1 risk-based capital ratio	9.37	9.51	9.51	9.55	9.72
Tier 1 leverage capital ratio	8.58	8.60	8.60	8.81	8.85
Common equity tier 1 ratio	8.80	8.92	8.92	8.96	9.11
West Bank:
Total risk-based capital ratio	12.89%	13.13%	13.16%	13.08%	13.38%
Tier 1 risk-based capital ratio	12.01	12.24	12.26	12.33	12.60
Tier 1 leverage capital ratio	11.00	11.08	11.10	11.37	11.47
Common equity tier 1 ratio	12.01	12.24	12.26	12.33	12.60

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets(5)	0.64%	0.64%	0.88%	1.01%	1.32%	0.72%	1.43%
Return on average equity(6)	10.89	11.03	14.77	17.75	21.01	12.22	21.57
Net interest margin(7)(13)	1.91	2.02	2.23	2.49	2.78	2.05	2.85
Yield on interest-earning assets(8)(13)	4.70	4.57	4.41	4.21	3.87	4.56	3.53
Cost of interest-bearing liabilities	3.38	3.10	2.76	2.24	1.45	3.09	0.90
Efficiency ratio(9)(13)	60.83	62.83	55.34	50.42	43.16	59.52	41.75
Nonperforming assets to total assets(10)	0.01	0.01	0.01	0.01	0.01
ACL ratio(11)	0.99	1.00	1.01	0.93	0.97
Loans/total assets	76.98	76.31	76.03	75.91	74.32
Loans/total deposits	103.42	98.97	98.49	95.22	92.61
Tangible common equity ratio(12)	5.51	5.90	5.99	5.84	5.65

(1) Includes accumulated other comprehensive income (loss).
(2) Closing stock price divided by book value per common share.
(3) Closing stock price divided by annualized earnings per common share (basic).
(4) Annualized dividend divided by period end closing stock price.
(5) Annualized net income divided by average assets.
(6) Annualized net income divided by average stockholders’ equity.
(7) Annualized tax-equivalent net interest income divided by average interest-earning assets.
(8) Annualized tax-equivalent interest income on interest-earning assets divided by average interest-earning assets.
(9) Noninterest expense (excluding other real estate owned expense and write-down of premises) divided by noninterest income (excluding net securities gains/losses and gains/losses on disposition of premises and equipment) plus tax-equivalent net interest income.
(10) Total nonperforming assets divided by total assets.
(11) Allowance for credit losses divided by total loans.
(12) Common equity less intangible assets (none held) divided by tangible assets.
(13) A non-GAAP measure.

NON-GAAP FINANCIAL MEASURES

This report contains references to financial measures that are not defined in GAAP. Such non-GAAP financial measures include the Company’s presentation of net interest income and net interest margin on a fully taxable equivalent (FTE) basis and the presentation of the efficiency ratio on an adjusted and FTE basis, excluding certain income and expenses. Management believes these non-GAAP financial measures provide useful information to both management and investors to analyze and evaluate the Company’s financial performance. These measures are considered standard measures of comparison within the banking industry. Additionally, management believes providing measures on a FTE basis enhances the comparability of income arising from taxable and nontaxable sources. Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in these measures and that different companies might calculate these measures differently. These non-GAAP disclosures should not be considered an alternative to the Company’s GAAP results. The following table reconciles the non-GAAP financial measures of net interest income and net interest margin on a fully taxable equivalent basis and efficiency ratio on an adjusted and FTE basis.

(in thousands)	As of and for the Quarter Ended					For the Nine Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	September 30, 2023	September 30, 2022
Reconciliation of net interest income and net interest margin on a FTE basis to GAAP:
Net interest income (GAAP)	$16,634	$17,341	$18,695	$20,669	$23,004	$52,670	$71,071
Tax-equivalent adjustment (1)	113	122	161	197	270	396	925
Net interest income on a FTE basis (non-GAAP)	16,747	17,463	18,856	20,866	23,274	53,066	71,996
Average interest-earning assets	3,478,053	3,461,313	3,435,988	3,328,941	3,322,522	3,458,606	3,371,915
Net interest margin on a FTE basis (non-GAAP)	1.91%	2.02%	2.23%	2.49%	2.78%	2.05%	2.85%

Reconciliation of efficiency ratio on an adjusted and FTE basis to GAAP:
Net interest income on a FTE basis (non-GAAP)	$16,747	$17,463	$18,856	$20,866	$23,274	$53,066	$71,996
Noninterest income	2,822	2,389	2,957	2,265	3,276	8,168	7,943
Adjustment for losses on disposal of premises and equipment, net	3	2	—	2	—	5	27
Adjusted income	19,572	19,854	21,813	23,133	26,550	61,239	79,966
Noninterest expense	11,905	12,474	12,071	11,665	11,458	36,450	33,386
Efficiency ratio on an adjusted and FTE basis (non-GAAP) (2)	60.83%	62.83%	55.34%	50.42%	43.16%	59.52%	41.75%
(1)    Computed on a tax-equivalent basis using a federal income tax rate of 21 percent, adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt securities and loans. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results, as it enhances the comparability of income arising from taxable and nontaxable sources.
(2)     The efficiency ratio expresses noninterest expense as a percent of fully taxable equivalent net interest income and noninterest income, excluding specific noninterest income and expenses. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the Company's financial performance. It is a standard measure of comparison within the banking industry. A lower ratio is more desirable.